Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports Third Quarter 2023 Financial Results

PROVO, Utah — Nov. 1, 2023 — Nu Skin Enterprises Inc. (NYSE: NUS) today announced third quarter 2023 results.

Executive Summary
Q3 2023 vs. Prior-year Quarter

Revenue	$498.8 million; (7)%
• (1)% FX impact or $(8.1) million
Earnings Per Share (EPS)	$(0.74) or $0.56 excluding an inventory write-off compared to $(0.51) or $0.47 excluding restructuring and impairment charges
Customers	978,907; (21)%
Paid Affiliates	186,162; (23)% or (13)% excluding an adjustment to eligibility requirements
Sales Leaders	47,031; (6)%

“Our third quarter results were softer than expected as persistent macro-economic challenges in several of our key markets negatively affected consumer spending and customer acquisition, particularly in our Mainland China and Americas segments, along with a continued strong U.S. dollar,” said Ryan Napierski, Nu Skin president and CEO. “Although we are disappointed in the third quarter results of our Nu Skin business, we are encouraged by stabilization and modest growth in three of our Nu Skin reporting segments, highlighted by double-digit gains in Europe/Africa. We are also pleased with accelerated growth of our Rhyz businesses as we lean further into our synergistic enterprise ecosystem.

“We continued to advance key initiatives aimed at driving long-term success, such as introducing ageLOC® WellSpa iO™, a smart device system focused on holistic wellness and beauty; rolling out a new channel growth incentive; and gaining additional traction in monthly active users of our Vera® and Stela apps,” continued Napierski. “Given the current global headwinds and their impact, we are strategically re-evaluating several aspects of our Nu Skin business, including our product portfolio, global processes and organization, and operational footprint. This is to ensure we continue executing on the transformational initiatives that will shape Nu Skin’s future, including the introduction of a new mental wellness category in 2024. We are also aggressively managing costs to help drive growth and profitability as we work toward our long-term vision.”

Q3 2023 Year-over-year Operating Results

Revenue	$498.8 million compared to $537.8 million
• (1)% FX impact or $(8.1) million
Gross Margin	58.6% or 71.8% excluding an inventory write-off compared to 67.7% or 72.7% excluding restructuring and impairment charges
• Nu Skin business was 61.8% or 76.8% excluding inventory write-off compared to 73.0% or 76.7% excluding restructuring and impairment charges
Selling Expenses	37.6% compared to 40.3%
• Nu Skin business was 41.7% compared to 43.5%
G&A Expenses	26.2% compared to 25.7%
Operating Margin	(5.3)% or 7.9% excluding an inventory write-off compared to (3.8)% or 6.8% excluding restructuring and impairment charges
Other Expense	$(8.1) million compared to $(8.7) million or $(5.4) million excluding restructuring and impairment charges
Income Tax Rate	(7.3)% or 10.1% excluding an inventory write-off compared to 12.3% or 24.0% excluding restructuring and impairment charges
EPS	($0.74) or $0.56 excluding an inventory write-off compared to $(0.51) or $0.47 excluding restructuring and impairment charges

Stockholder Value

Dividend Payments	$19.5 million
Stock Repurchases	$13.0 million
• $162.4 million remaining in authorization

Q4 and Full-year 2023 Outlook

Q4 2023 Revenue	$440 to $480 million; (16)% to (8)%
• Approximately (3) to (2)% FX impact
Q4 2023 EPS	$(0.14) to $0.01 or $0.15 to $0.30 non-GAAP
2023 Revenue	$1.92 to $1.96 billion; (14)% to (12)%
• Approximately (3) to (2)% FX impact
2023 EPS	$(0.10) to $0.05 or $1.62 to $1.77 non-GAAP

“Given the state of our business and in line with our global strategic review, we made the decision to accelerate our product portfolio optimization resulting in a $65.7 million Q3 inventory write-off and are adjusting our annual guidance, which includes an anticipated Q4 restructuring charge of $15 to $25 million,” added James D. Thomas, chief financial officer. “Our 2023 revenue is now expected to be $1.92 to $1.96 billion, with an approximate 3 percent foreign currency headwind. We anticipate reported EPS of $(0.10) to $0.05 or adjusted EPS of $1.62 to $1.77, which excludes inventory write-off and restructuring charges. For the fourth quarter, we project revenue of $440 to $480 million, assuming a negative foreign currency impact of approximately 3 percent, with reported earnings per share of $(0.14) to $0.01 or $0.15 to $0.30 when excluding the fourth quarter charge.”

Conference Call
The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company’s website at ir.nuskin.com. A replay of the webcast will be available on the same page through Nov. 15, 2023.

About Nu Skin Enterprises Inc.
The Nu Skin Enterprises Inc. (NYSE: NUS) family of companies includes Nu Skin and Rhyz Inc. Nu Skin is an integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform, which operates in nearly 50 markets worldwide. Backed by nearly 40 years of scientific research, the company’s products help people look, feel and live their best with brands including Nu Skin® personal care, Pharmanex® nutrition and ageLOC® anti-aging, which includes an award-winning line of beauty device systems. Rhyz is the strategic investment arm of Nu Skin Enterprises. Formed in 2018, Rhyz is a synergistic ecosystem of consumer, technology and manufacturing companies focused on innovation within the beauty, wellness and lifestyle categories.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the macro-environment and the company’s performance, growth, shareholder value, strategies, transformation, initiatives, product pipeline and product introductions/launches, digital and social-commerce tools and initiatives, customers, sales leaders, and affiliates; projections regarding revenue, expenses, future restructuring and impairment charges, operating income, earnings per share, foreign currency fluctuations, uses of cash and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “aim,” “anticipate,” “project,” “continue,” “outlook,” “guidance,” “remain,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•	risk that epidemics, including COVID-19 and related disruptions, or other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	economic conditions and events globally;
•
the company’s future tax-planning initiatives; any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Earnings per share, gross margin, operating margin, other expense and income tax rate, each excluding inventory write-off charges and/or restructuring and impairment charges, also are non-GAAP financial measures. Inventory write-off charges and restructuring and impairment charges are not part of the ongoing operations of our underlying business. The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of inventory write-off charges and restructuring and impairment charges facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share, gross margin, operating margin, other expense and income tax rate calculated under GAAP, below.

The following table sets forth revenue for the three-month periods ended September 30, 2023, and 2022 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended September 30,		Change	Constant- Currency Change
	2023	2022
Nu Skin
Americas	$91,671	$131,591	(30)%	(27)%
Mainland China	70,225	75,151	(7)%	(1)%
Southeast Asia/Pacific	68,743	83,502	(18)%	(16)%
South Korea	63,709	67,237	(5)%	(7)%
Japan	53,399	53,276	—	5%
Europe & Africa	50,048	45,099	11%	3%
Hong Kong/Taiwan	40,724	39,587	3%	6%
Nu Skin other	(274)	496	(155)%	(155)%
Total Nu Skin	438,245	495,939	(12)%	(10)%
Rhyz Investments
Manufacturing	49,714	41,328	20%	20%
Rhyz other	10,813	538	1910%	1910%
Total Rhyz Investments	60,527	41,866	45%	45%
Total	$498,772	$537,805	(7)%	(6)%

The following table sets forth revenue for the nine-month periods ended September 30, 2023, and 2022 for each of our reportable segments (U.S. dollars in thousands):

	Nine Months Ended September 30,		Change	Constant- Currency Change
	2023	2022
Nu Skin
Americas	$300,469	$379,616	(21)%	(17)%
Mainland China	226,563	286,454	(21)%	(16)%
Southeast Asia/Pacific	200,317	267,805	(25)%	(23)%
South Korea	187,719	208,678	(10)%	(8)%
Japan	156,867	171,019	(8)%	(1)%
Europe & Africa	144,460	148,938	(3)%	(4)%
Hong Kong/Taiwan	112,380	117,408	(4)%	(1)%
Nu Skin other	208	2,434	(91)%	(91)%
Total Nu Skin	1,328,983	1,582,352	(16)%	(13)%
Rhyz Investments
Manufacturing	131,032	119,898	9%	9%
Rhyz other	20,476	1,069	1815%	1815%
Total Rhyz Investments	151,508	120,967	25%	25%
Total	$1,480,491	$1,703,319	(13)%	(10)%

The following table provides information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended September 30, 2023, and 2022:

	Three Months Ended September 30,		Change
	2023	2022
Customers
Americas	231,215	316,123	(27)%
Mainland China	189,221	256,183	(26)%
Southeast Asia/Pacific	111,151	153,432	(28)%
South Korea	109,550	134,549	(19)%
Japan	114,316	121,202	(6)%
Europe & Africa	169,320	187,906	(10)%
Hong Kong/Taiwan	54,134	69,989	(23)%
Total Customers	978,907	1,239,384	(21)%

Paid Affiliates
Americas	32,769	44,745	(27)%
Mainland China	27,509	23,088	19%
Southeast Asia/Pacific	33,574	40,624	(17)%
South Korea(1)	24,110	47,852	(50)%
Japan	37,695	38,119	(1)%
Europe & Africa(1)	19,254	31,409	(39)%
Hong Kong/Taiwan(1)	11,251	17,439	(35)%
Total Paid Affiliates	186,162	243,276	(23)%

Sales Leaders
Americas	7,537	9,545	(21)%
Mainland China	12,647	11,897	6%
Southeast Asia/Pacific	6,351	7,618	(17)%
South Korea	6,436	6,992	(8)%
Japan	7,087	6,063	17%
Europe & Africa	4,105	4,777	(14)%
Hong Kong/Taiwan	2,868	2,932	(2)%
Total Sales Leaders	47,031	49,824	(6)%

(1)  The September 30, 2023, number is affected by a change in eligibility requirements for receiving certain rewards within our compensation structure. We plan to implement these changes in additional segments over the next several quarters.

●
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

●
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

●
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$498,772	$537,805	$1,480,491	$1,703,319
Cost of sales	206,505	173,500	475,635	483,099
Gross profit	292,267	364,305	1,004,856	1,220,220

Operating expenses:
Selling expenses	187,750	216,478	561,039	678,603
General and administrative expenses	130,882	137,987	401,825	428,105
Restructuring and impairment expenses	—	30,124	9,787	30,124
Total operating expenses	318,632	384,589	972,651	1,136,832

Operating income (loss)	(26,365)	(20,284)	32,205	83,388
Other expense, net	(8,086)	(8,680)	(14,955)	(18,773)

Income (loss) before provision for income taxes	(34,451)	(28,964)	17,250	64,615
Provision (benefit) for income taxes	2,504	(3,574)	15,937	17,052

Net income (loss)	$(36,955)	$(25,390)	$1,313	$47,563

Net income (loss) per share:
Basic	$(0.74)	$(0.51)	$0.03	$0.95
Diluted	$(0.74)	$(0.51)	$0.03	$0.94

Weighted-average common shares outstanding (000s):
Basic	49,859	50,199	49,812	50,187
Diluted	49,859	50,199	50,029	50,822

NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$233,314	$264,725
Current investments	16,673	13,784
Accounts receivable, net	77,251	47,360
Inventories, net	291,103	346,183
Prepaid expenses and other	82,781	87,816
Total current assets	701,122	759,868

Property and equipment, net	428,932	444,806
Operating lease right-of-use assets	86,315	98,734
Goodwill	229,469	206,432
Other intangible assets, net	108,972	66,701
Other assets	238,281	244,429
Total assets	$1,793,091	$1,820,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,583	$53,963
Accrued expenses	245,432	280,280
Current portion of long-term debt	140,000	25,000
Total current liabilities	434,015	359,243

Operating lease liabilities	68,208	76,540
Long-term debt	362,896	377,466
Other liabilities	105,785	110,425
Total liabilities	970,904	923,674

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	619,193	613,278
Treasury stock, at cost – 41.2 million and 41.1 million shares	(1,570,718)	(1,569,061)
Accumulated other comprehensive loss	(108,836)	(86,509)
Retained earnings	1,882,457	1,939,497
Total stockholders’ equity	822,187	897,296
Total liabilities and stockholders’ equity	$1,793,091	$$1,820,970

NU SKIN ENTERPRISES, INC.
Reconciliation of Gross Margin Excluding Impact of Inventory Write-off to GAAP Gross Margin
(in thousands, except for per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Gross Profit	$292,267	$364,305	$1,004,856	$1,220,220
Impact of inventory write-off	65,728	26,905	65,728	26,905
Adjusted Gross Profit	$357,995	$391,210	$1,070,584	$1,247,125

Gross Margin	58.6%	67.7%	67.9%	71.6%
Gross Margin, excluding inventory write-off impact	71.8%	72.7%	72.3%	73.2%

Revenue	$498,772	$537,805	$1,480,491	$1,703,319

NU SKIN ENTERPRISES, INC.
Reconciliation of Core Nu Skin Business Gross Margin Excluding Impact of Inventory Write-off to GAAP Gross Margin
(in thousands, except for per share amounts)

	Three months ended September 30,
	2023	2022
Gross Profit	$270,630	$361,895
Impact of inventory write-off	65,728	18,549
Adjusted Gross Profit	$336,358	$380,444

Gross Margin	61.8%	73.0%
Gross Margin, excluding inventory write-off impact	76.8%	76.7%

Revenue	$438,245	$495,939

NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Impact of Restructuring and Inventory Write-off to GAAP Operating Margin
(in thousands, except for per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Operating Income	$(26,365)	$(20,284)	$32,205	$83,388
Impact of restructuring and impairment	-	30,124	9,787	30,124
Impact of inventory write-off	65,728	26,905	65,728	26,905
Adjusted operating income	$39,363	$36,745	$107,720	$140,417

Operating margin	-5.3%	-3.8%	2.2%	4.9%
Operating margin, excluding restructuring and inventory write-off impact	7.9%	6.8%	7.3%	8.2%

Revenue	$498,772	$537,805	$1,480,491	$1,703,319

NU SKIN ENTERPRISES, INC.
Reconciliation of Other Income (Expense), Net Excluding Impact of Q4 2021 Exit from Grow Tech to GAAP Other Income (Expense), Net
(in thousands, except for per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Other income (expense), net	$(8,086)	$(8,680)	$(14,955)	$(18,773)
Impact of charges associated with our Q4 2021 exit from Grow Tech:
Unrealized investment loss	-	3,298	-	9,009
Adjusted other income (expense), net	$(8,086)	$(5,382)	$(14,955)	$(9,764)

NU SKIN ENTERPRISES, INC.
Reconciliation of Effective Tax Rate Excluding Impact of Restructuring and Inventory Write-off to GAAP Effective Tax Rate
(in thousands, except for per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Provision (benefit) for income taxes	$2,504	$(3,574)	$15,937	$17,052
Impact of restructuring and inventory write-off on provision for income taxes	650	11,095	3,243	11,554
Provision for income taxes, excluding impact of restructuring and inventory-write-off	$3,154	$7,521	$19,180	$28,606

Income before provision for income taxes	(34,451)	(28,964)	17,250	64,615
Impact of inventory write-off	65,728	26,905	65,728	26,905
Impact of restructuring and impairment	-	30,124	9,787	30,124
Impact of charges associated with our exit from Grow Tech:
Unrealized investment loss	-	3,298	-	9,009
Income before provision for income taxes, excluding impact of restructuring and inventory write-off	$31,277	$31,363	$92,765	$130,653

Effective tax rate	-7.3%	12.3%	92.4%	26.4%
Effective tax rate, excluding restructuring and inventory write-off impact	10.1%	24.0%	20.7%	21.9%

NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring and Inventory Write-off to GAAP Earnings Per Share
(in thousands, except for per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net income	$(36,955)	$(25,390)	$1,313	$47,563
Impact of restructuring and inventory write-off expense:
Restructuring and impairment	-	30,124	9,787	30,124
Inventory write-off	65,728	26,905	65,728	26,905
Tax impact	(650)	(10,469)	(3,243)	(10,469)
Impact of charges associated with our exit from Grow Tech:
Unrealized loss on investment	-	3,298	-	9,009
Tax impact	-	(626)	-	(1,085)
Tax impact	-	-	-	-
Adjusted net income	$28,123	$23,842	$73,585	$102,047

Diluted earnings per share	$(0.74)	$(0.51)	$0.03	$0.94
Diluted earnings per share, excluding restructuring and inventory write-off impact	$0.56	$0.47	$1.47	$2.01

Weighted-average common shares outstanding (000)	49,859	50,199	50,029	50,822

NU SKIN ENTERPRISES, INC. Reconciliation of Earnings Per Share Excluding Impact of Restructuring and Inventory Write-off to GAAP Earnings Per Share

	Three months ended December 31,		Year ended December 31,
	2023 - Low-end	2023 High-end	2023 - Low-end	2023 High-end
Earnings Per Share	$(0.14)	$0.01	$(0.10)	$0.05
Impact of restructuring expense:
Restructuring	0.40	0.40	0.60	0.60
Tax impact	(0.11)	(0.11)	(0.18)	(0.18)
Impact of inventory write-off:
Inventory write-off			1.31	1.31
Tax impact			(0.01)	(0.01)
Adjusted EPS	$0.15	$0.30	$1.62	$1.77

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577